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                                                                 Exhibit 10.45


                            Amendment No. 1 to the
       Premiere Technologies, Inc. Amended and Restated 1998 Stock Plan

        This Amendment No. 1 ("Amendment") to the Premiere Technologies, Inc. Amended and Restated 1998 Stock Plan (the "Plan") is made and executed this day of February, 2000, to be effective as of the date hereof.

        WHEREAS, the Board of Directors of Premiere Technologies, Inc. (the "Company") has deemed it to be in the best interests of the Company and its shareholders to effect certain amendments to the Plan pursuant to Article X of the Plan, which amendments do not require shareholder approval;

        NOW, THEREFORE, in accordance with Article X of the Plan, the Plan is hereby amended as follows:

        1.  Authorized Shares.  The number "6,000,000" in the first sentence of
Section 5.1 of the Plan is hereby deleted and replaced with the number "8,000,000."

        2. Effect of Amendment. As modified hereby, the provisions of the Plan, as heretofore amended, shall remain in full force and effect, and the Plan shall be restated, as amended hereby, in its entirety.

        IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the date first above written.

                                        Premiere Technologies, Inc.

                                        By: /s/ Patrick G. Jones
                                           --------------------------------
                                           Name:  Patrick G. Jones
                                                ---------------------------
                                           Title: Executive Vice President
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